Exhibit 10.9

Employment Contract – Bihong Zhang

BETWEEN: Wuhan Fengxin Agricultural Science and Technology Development Co., Ltd., a company legally incorporated under the laws of People’s Republic of China, having a mailing address at Room 1518, Xinhongji Garden, 6# Qiuchang Street, in the city and district of Jiangan District, Wuhan, acting and represented herein by Mrs. LI Hanying, chairman of the board, declaring duly authorized, (hereinafter called the “FENGXIN”)

AND: Mr. ZHANG Bihong, residing at Room 802, Building 17, Luyuannan Avenue No.3, Tongzhou District, Beijing (hereinafter called the “ZHANG Bihong”)

(FENGXIN and ZHANG Bihong hereinafter collectively called “Parties”)

1. PREAMBLE

The preamble is an integral part of this contract.

WHEREAS FENGXIN requires the services of ZHANG Bihong as Chief Financial Officer (CFO);

WHEREAS, ZHANG Bihong agreed to provide FENGXIN his full-time services as CFO;

WHEREAS the parties wish to confirm their agreement in writing;

WHEREAS the parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this contract;

THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

2. PURPOSE

2.1 Services

ZHANG Bihong agrees to assume full-time for FENGXIN (minimum of forty (40) hours per week) the role of CFO during the entire duration of the contract;

2.2 Term

This contract is for an initial term of 36 months, renewable for an additional period of 24 months unless either party terminates it in writing at least three (3) months before the expiration of the initial term;

3. CONSIDERATION

3.1 Service Awards

In consideration of the provision of services, FENGXIN to pay ZHANG Bihong, as compensation;

The gross amount of US 87,800.00 dollars annually is constituted by a basis compensation of US 40,800.00 dollars and a conditional Year-end awards that no more than US 47,000.00 dollars.

The basis compensation is calculated at the rate of twelve (12) equal monthly installments consecutively of US 3,400.00 dollars each, less withholding taxes applicable.

The Year-end award shall only be paid under the condition of 3.3.3

3.2 Expenditure incurred

FENGXIN will reimburse ZHANG Bihong all reasonable expenses incurred in connection with this Agreement, upon presentation of appropriate documentation;

3.3 Terms and conditions of payment

3.3.1 The price payable by FENGXIN to ZHANG Bihong is as follows:

3.3.2 The sum of US 3,400.00 dollars on the 6th of each month from Dec 1st, 2009.

3.3.3 The sum of Year-end award shall be paid on the Dec 31, 2010, Dec 31, 2011 and Dec 31, 2012 only under the condition that FENGXIN’s annual profit reach or over 150% of its last year’s annual profit. And the data of each FENGXIN’s annual profit shall in accordance with audit report issued at the end of corresponding year.

3.3.4 Expenses will be reimbursed on presentation of an expense account on the 24th of each month.

4. SPECIAL PROVISIONS

4.1 Obligations of FENGXIN

FENGXIN agrees and undertakes to ZHANG Bihong as follows:

FENGXIN to bring ZHANG Bihong collaboration and will provide information necessary to ensure the full and faithful discharge of services to be rendered;

4.2 Obligation to ZHANG BIHONG

ZHANG Bihong agrees and undertakes to FENGXIN to the following:

The services must be made full time in a professional manner, according to the rules generally accepted by industry.

4.3 Commitment to confidentiality and nondisclosure

ZHANG Bihong recognizes that certain disclosures to be provided by FENGXIN have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this contract. During the term of this Contract and for a period of 36 months following the end of it, ZHANG Bihong is committed to FENGXIN to:

a) keep confidential and not disclose the information;

b) take and implement all appropriate measures to protect the confidentiality of the information;

c) not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

4.4 Exclusivity of service provider

During the term of this Contract and for a period of 24 months following the end of it, ZHANG Bihong is committed to FENGXIN not render services to or for direct or indirect competitors of FENGXIN.

4.5 Responsibilities

4.5.1	Maintain executive responsibility for financial operations, including working capital, capital expenditures, debt levels, taxes, budget, and general accounting.

4.5.2	Develop and direct financial plans to the strategic business plan, company growth, and market opportunities and direction.

4.5.3	Establish and maintain stable cash flow management policies and procedures, and ensure cash resources are available for daily operations and business and product development.

4.5.4	Set-up and/or oversee all financial and operational controls and metrics within the organization.

4.5.4	Analyze current and future business operations and plans to determine financial effectiveness.

4.5.5	Manage outside lending and equity relationships, as well as relations with investors and shareholders within the investment community.

4.5.6	Prepare and file federal, state, third-party, and other financial reports to ensure compliance with GAAP, SEC, and IRS and other taxing entity requirements.

4.5.7	Establish the performance goals, allocate resources, and assess policies for employees, through other managers.

4.6 Relationship between the parties

Neither party may bind the other in any way whatsoever to anyone, except in accordance with the provisions of this contract.

4.7 Representations and Warranties ZHANG Bihong

ZHANG Bihong represents and warrants to FENGXIN that:

a) he has the capacity required to undertake under this contract, such capacity was not limited by any commitment to another person;

b) he has the expertise and experience required to execute and complete the its obligations under this contract;

c) he will make services efficient and professional manner, according to the rules generally accepted by industry;

4.8 Termination of Contract

Either party may terminate this contract at any time, upon presentation of a 60 days notice given to the other party. Amounts due and options purchases of shares will be delivered when calculated on a pro-rata to the time elapsed since the last payment or the last delivery of stock options.

5. GENERAL PROVISIONS

Unless specific provision to the contrary in this Agreement, the following provisions apply.

5.1 Force Majeure

Neither party can be considered in default under this contract if the performance of its obligations in whole or in part is delayed or prevented by following a force majeure situation. Force majeure is an external event, unforeseeable, irresistible and it absolutely impossible to fulfill an obligation.

5.2 Severability

The possible illegality or invalidity of an article, a paragraph or provision (or part of an article, a paragraph or provision) does not in any way affect the legality of other items, paragraphs or provisions of this contract, nor the rest of this article, this paragraph or provision unless a contrary intention is evident in the text.

5.3 Notices

Any notice to a party is deemed to have been validly given if in writing and sent by registered or certified mail, by bailiff or by courier to such party at the address listed at the beginning of this contract or any other address that the party may indicate a similar notice to another party. A copy of any notice sent by mail must be sent by one mode of delivery mentioned above.

5.4 Titles

The headings used in this contract are only for reference and convenience only. They do not affect the meaning or scope of the provisions they designate.

5.5 No Waiver

The inertia, neglect or delay by any party to exercise any right or remedy under this Agreement shall in no way be construed as a waiver of such right or remedy.

5.6 Rights cumulative and not alternative

All the rights mentioned in this Agreement are cumulative and not alternative. The waiver of a right should not be construed as a waiver of any other right.

5.7 Totality and entire agreement

This contract represents the full and entire agreement between the parties. No statement, representation, promise or condition not contained in this agreement can and should be allowed to contradict, modify or affect in any manner whatsoever the terms thereof.

5.8 Contract Amendment

This contract may be amended only by a writing signed by all parties.

5.9 Gender and Number

All words and terms used in this agreement shall be interpreted as including the masculine and feminine and singular and plural as the context or meaning of this contract.

5.10 Assignable

Neither party may assign or otherwise transfer to any third party or of his rights in this contract without the prior written permission of the other party to that effect.

5.11 Computation of time

In computing any period fixed by the contract:

a) the day that marks the starting point is not counted, but the terminal is;

b) non-juridical days (Saturdays, Sundays and holidays) are counted;

c) when the last day is not legal, the deadline is extended to the next juridical day.

5.12 Currencies

All sums of money under this contract refer to Chinese currency.

5.13 Applicable Laws

This contract is subject to the laws of the People’s Republic of China.

5.14 Election of domicile

The parties agree to elect domicile in the judicial district of Wuhan,China, and chose it as the appropriate district to hear any claim arising from the interpretation, application, performance, the entry into force, validity and effect of this contract.

5.15 Copies

When initialed and signed by all parties, each copy of this contract shall be deemed an original, but these examples do not reflect all one and the same agreement.

5.16 Scope of Contract

This contract binds the parties and their successors, heirs and assigns, respectively.

5.17 Solidarity

If a party consists of two or more persons, they are forced and severally liable to the other party.

5.18 Time is of Essence

If a party must fulfill an obligation under this contract within a specified time, the passage of time will effectively be part of this notice.

6. EFFECTIVE DATE OF CONTRACT

This Agreement shall enter into force Dec 1st, 2009.

SIGNED BY THREE (3) copies,

IN THE CITY OF WUHAN, HUBEI PROVINCE,

DATED: Dec 1st, 2009.

Wuhan Fengxin Agricultural Science and Technology Development Co., Ltd

/s/ Wuhan Fengxin Agricultural Science and Technology Development Co., Ltd

ZHANG Bihong

/s/ ZHANG Bihong